Exhibit 99.1

Talkspace Reports 2022 Third Quarter and Nine Months Results

Strong acceleration in B2B revenue growth

Added ~9 million eligible lives and 10 new enterprise accounts in the quarter

Meaningful actions taken to reduce operating expense run-rate and drive efficiencies

NEW YORK, November 8, 2022 – Talkspace, Inc. (Nasdaq: TALK), a leading virtual behavioral healthcare company, today reported 2022 third quarter and nine months results as summarized below. All financial results refer to 2022 third quarter or nine months and the related prior-year period unless otherwise stated.

	Three Months		Nine Months
Period ended September 30, 2022	Results	Variance from Prior Year %	Results	Variance from Prior Year %
(In thousands unless otherwise noted)	Unaudited		Unaudited
Number of B2B eligible lives (in millions)	86.1	52%	86.1	52%
Number of completed B2B sessions	111.4	56%	298.0	55%
Number of B2C active members [1]	17.9	(36)%	17.9	(36)%

Total revenue	$29,332	11%	$89,326	6%
Gross profit	$14,595	3%	$44,163	(13)%
Gross margin %	49.8%	(4.0) pts	49.4%	(10.7) pts
Operating expenses	$34,446	(13)%	$106,290	(8)%
Net loss	$(17,983)	*	$(61,365)	(47)%
Adjusted EBITDA [2]	$(15,463)	26%	$(50,835)	(17)%
Cash and cash equivalents	$152,639	(32)%	$152,639	(32)%

(1) Reflects active members at the end of the period.

(2) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

* Percentage not meaningful.

“Our third quarter performance was characterized by a significant acceleration in business-to-business (“B2B”) revenue growth, driven by higher penetration of our in-network services and new enterprise client wins, offset by an anticipated decline in business-to-consumer (“B2C”) revenue as we continue to optimize consumer marketing spend,” said Chief Financial Officer, Jennifer Fulk. “We are working with renewed emphasis on downsizing our cost base and extracting operating efficiencies, while continuing to focus on our B2B franchise and investing in compelling and profitable growth initiatives.”

Nine Months Key Performance and Financial Metrics

•
Revenue grew 6% to $89 million, driven by a 72% growth in B2B revenue, partially offset by a 24% decline in B2C revenue. B2B revenue performance was driven by growth in eligible lives and a greater number of completed B2B sessions. B2C revenue declined, as expected, due to our decision to continue to optimize marketing spend.
•
Gross profit declined 13% to $44 million, and gross margin declined to 49.4%, due primarily to the revenue mix shift toward the B2B business, in line with our strategy, and higher therapist hourly compensation expense.
•
Net loss was higher compared to the prior period at $61 million as lower marketing spend was offset by higher cost of revenues driven in part by higher therapist-related expenses, and a decrease in gains resulting from the revaluation of warrant liabilities. Adjusted EBITDA loss was $51 million, compared to $43 million in the prior-year period.

Third Quarter 2022 Key Performance and Financial Metrics

•
Revenue grew 11% to $29 million, driven by a reported 117% growth in B2B revenue, partially offset by a 33% decline in B2C revenue.
•
Gross profit declined 3% to $15 million, and gross margin declined to 49.8%.
•
Net loss was $18 million, compared to net income of $2 million in the prior-year period, driven primarily by lower marketing spend, offset by higher cost of revenues and a decrease in gains resulting from the revaluation of warrant liabilities. Adjusted EBITDA loss was $15 million, compared to $21 million in the prior-year period.

Conference Call, Presentation Slides, and Webcast Details

The conference call will be available via audio webcast at investors.talkspace.com and can also accessed by dialing (888) 330-2391 for U.S. participants, or +1 (240) 789-2702 for international participants, and referencing participant code 2348878. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (Nasdaq: TALK) is a leading virtual behavioral healthcare company committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall healthcare and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services from self-guided products to individual and couples therapy, in addition to psychiatric treatment and medication management. With Talkspace’s core psychotherapy offering, members are matched with one of thousands of licensed providers across all 50 states and can choose from a variety of subscription plans including video, text or audio chat sessions and/or unlimited text messaging.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Talkspace covered approximately 86 million lives at September 30, 2022, through our partnerships with employers, health plans, and paid benefits programs.

For more information, visit www.talkspace.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: our history of losses; the rapid evolution of our business and the markets in which we operate; our ability to continue growing at the rates we have historically grown, or at all; the development of the virtual behavioral health market; COVID-19 and its impact on business and economic conditions; a deterioration in general economic conditions as a result of inflation, increased interest rates or otherwise; competition in our industry; and our relationships with affiliated professional entities to provide physician and other professional services. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2022, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Contacts

For Investors:

Jeannine Feyen

Director, Communications

(917) 748-5325

jeannine.feyen@talkspace.com

For Media:

SKDK

John Kim

310-997-5963

jkim@skdknick.com

Talkspace, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Variance		Nine Months Ended September 30,		Variance
	2022	2021	$	%	2022	2021	$	%
(in thousands, except percentages, share and per share data)
B2B revenue	$16,793	$7,728	$9,065	117.3	$45,129	$26,213	$18,916	72.2
B2C revenue	12,539	18,631	(6,092)	(32.7)	44,197	58,286	(14,089)	(24.2)
Total revenue	29,332	26,359	2,973	11.3	89,326	84,499	4,827	5.7
Cost of revenues	14,737	12,187	2,550	20.9	45,163	33,698	11,465	34.0
Gross profit	14,595	14,172	423	3.0	44,163	50,801	(6,638)	(13.1)
Operating expenses:
Research and development, net	6,182	4,278	1,904	44.5	16,793	12,023	4,770	39.7
Clinical operations	2,222	1,896	326	17.2	6,314	5,886	428	7.3
Sales and marketing	18,375	26,431	(8,056)	(30.5)	58,714	75,125	(16,411)	(21.8)
General and administrative	7,667	6,794	873	12.8	24,469	23,112	1,357	5.9
Total operating expenses	34,446	39,399	(4,953)	(12.6)	106,290	116,146	(9,856)	(8.5)
Operating loss	(19,851)	(25,227)	5,376	21.3	(62,127)	(65,345)	3,218	4.9
Financial income, net	1,885	26,743	(24,858)	(93.0)	889	23,700	(22,811)	(96.2)
(Loss) income before taxes on income	(17,966)	1,516	(19,482)	*	(61,238)	(41,645)	(19,593)	(47.0)
Taxes on income	17	11	6	54.5	127	29	98	337.9
Net (loss) income	$(17,983)	$1,505	$(19,488)	*	$(61,365)	$(41,674)	$(19,691)	(47.3)
Net (loss) income per share:
Basic	$(0.11)	$0.01	$(0.12)	*	$(0.39)	$(0.64)	$0.25	39.1
Diluted	$(0.11)	$0.01	$(0.12)	*	$(0.39)	$(0.64)	$0.25	39.1
Weighted average number of common shares:
Basic	158,330,684	152,267,870			156,056,900	64,638,182
Diluted	158,330,684	165,179,012			156,056,900	64,638,182

* Percentage not meaningful

Talkspace, Inc.

Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
(in thousands)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$152,639	$198,256
Accounts receivable, net	8,692	5,512
Other current assets	4,606	9,562
Total current assets	165,937	213,330
Property and equipment, net	845	624
Intangible assets, net	2,714	3,436
Goodwill	6,134	6,134
Other long-term assets	—	82
Total assets	$175,630	$223,606
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,360	$7,429
Deferred revenues	5,458	7,186
Accrued expenses and other current liabilities	13,206	12,562
Total current liabilities	29,024	27,177
Warrant liabilities	3,649	4,070
Other long-term liabilities	288	86
Total liabilities	32,961	31,333
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	375,549	363,788
Accumulated deficit	(232,895)	(171,530)
Total stockholders’ equity	142,669	192,273
Total liabilities and stockholders’ equity	$175,630	$223,606

Talkspace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(61,365)	$(41,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,006	1,458
Amortization of debt issuance cost	—	175
Stock-based compensation	9,386	20,584
Warrant issue costs and change in fair value	(421)	(23,842)
(Increase) decrease in accounts receivable, net	(3,180)	596
Decrease (increase) in other current assets	4,848	(8,515)
Increase in accounts payable	2,931	7,113
(Decrease) increase in deferred revenues	(1,728)	3,130
Increase (decrease) in accrued expenses and other current liabilities	1,465	(134)
Increase in other long-term liabilities	202	—
Net cash used in operating activities	(46,856)	(41,109)
Cash flows from investing activities:
Purchase of property and equipment	(254)	(622)
Net cash used in investing activities	(254)	(622)
Cash flows from financing activities:
(Payments) proceeds from reverse capitalization, net of transaction costs	(645)	249,428
Proceeds from borrowings	—	6,000
Repayment of borrowings	—	(6,000)
Payment of debt issuance cost	—	(50)
Proceeds from exercise of stock options	2,696	1,970
Payments for employee taxes withheld related to vested stock-based awards	(558)	—
Net cash provided by financing activities	1,493	251,348
Net (decrease) increase in cash and cash equivalents	(45,617)	209,617
Cash and cash equivalents at the beginning of the period	198,256	13,248
Cash and cash equivalents at the end of the period	$152,639	$222,865

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison. A reconciliation is provided below for this non-GAAP financial measure to net (loss) income, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our GAAP financial measure and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.

We calculate adjusted EBITDA as net (loss) income adjusted to exclude (i) interest and other expenses (income), net, (ii) tax benefit and expense, (iii) depreciation and amortization (iv) stock-based compensation expense and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net (loss) income	$(17,983)	$1,505	$(61,365)	$(41,674)
Add:
Depreciation and amortization	309	503	1,006	1,458
Financial (income), net (1)	(1,885)	(26,743)	(889)	(23,700)
Taxes on income	17	11	127	29
Stock-based compensation	3,179	3,875	9,386	20,584
Non-recurring expenses (2)	900	—	900	—
Adjusted EBITDA	$(15,463)	$(20,849)	$(50,835)	$(43,303)

1) For the three and nine months ended September 30, 2022, financial income, net, primarily consisted of $1.6 million and $0.4 million, respectively, in gains resulting from the revaluation of warrant liabilities.

For the three months ended September 30, 2021, financial income, net primarily consisted of $26.9 million in gains resulting from the revaluation of warrant liabilities. For the nine months ended September 30, 2021, financial income, net primarily consisted of $28.3 million in gains resulting from the revaluation of warrant liabilities, partially offset by $4.2 million in warrant issuance costs in connection with the Closing of the Business Combination.

2) For the three and nine months ended September 30, 2022, non-recurring expenses consisted of $0.6 million in legal fees and $0.3 million in general and administrative expenses.